LETTER OF ENGAGEMENT

Consulting Service Agreement (the "Agreement") is effective:

February 11th, 2013

By and between:

Gultig Holdings Ltd (the "Service Provider")
Loyalist Plaza, Don Mackay Boulevard,
Marsh Harbour, Abaco, Bahamas

AND

US Tungsten Corporation (the "Company")
871 Coronado Centre Drive, Suite 200
Henderson, NV 89052

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1) The parties wish to enter into this Agreement pursuant to which the company engages the service provider to provide Consulting Services within the terms and conditions hereinafter set forth, and in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

   a) The Service Provider is to provide the company general consulting services for an initial three (3) month period commencing on the date of the agreement

   b) For payment of said services, the Company is to pay the service provider 150,000 restricted shares of US Tungsten Corp, stock symbol OTCQB: USTU

   c) The share certificate is to be named in the service provider's securities broker's name, Elco Securities Limited

   d) Consulting Services may include, with potential substitutions or deletions:

      - Company financing introductions;
      - Company business development opportunities;
      - Company consultation for general marketing activities
      - Consulting on possible investments and divestitures of mineral properties

   e) In addition, the Company shall provide the Service Provider with:

      - Transparent and forthright communications;
      - Prompt responses to inquiries;
      - Availability via phone and or email during North American capital market hours

2) The Service Provider is not an Employee. The Service Provider shall be providing services under this Agreement strictly as an independent contractor, under the direction and supervision of the Company.

3) The Agreement, together with exhibits or schedules, embodies the entire understanding between the parties with any and all prior correspondence, conversation, or memoranda being merged herein and replaced hereby and being void without effect hereon. No prior agreement or understanding pertaining to the subject matter of this Agreement shall be valid or of any force or effect. No representation, inducement, understanding or anything of any nature whatsoever made, stated or represented, other than as set forth in this Agreement, has induced the parties to enter into this Agreement.

4) In the event of a dispute between the parties (i) arising out of or related to the provisions and/or subject matter of this Agreement or the breach thereof, or (ii) relating to any transaction of any kind between the parties to this Agreement or their officers, directors, agents, representatives and/or employees, it is agreed that all such dispute governed by the applicable laws of the province of Ontario, Canada or any jurisdiction the service provider chooses.

5) The terms and conditions of this Agreement shall remain in effect for a period of twelve (12) months from the date hereof.

IN WITNESS WHEREOF the parties have executed this agreement as of the date first above written.

GULTIG HOLDINGS LTD.

By: ______________________

Name: Lawrence K.R. Collie

Title: Director

Date: February 11th, 2013

US Tungsten Corporation:

By: ______________________

Name: Matthew Markin

Title: President & CEO

Date: February 11th, 2013